UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

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Acrivon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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MESSAGE FROM OUR CHAIRMAN AND OUR CEO

Dear Stockholders:

We are pleased to invite you to join us for the 2023 Annual Meeting of Stockholders of Acrivon Therapeutics, Inc., to be held on Thursday, June 22, 2023 at 12:30 p.m. Eastern Time, virtually over the internet at https://www.proxypush.com/ACRV, during which time you will be able to vote your shares electronically and submit questions.

At the 2023 Annual Meeting, we will be asking you to elect one nominee to serve as a Class I director for a three-year term ending in 2026. Beginning on page 5, you will find detailed information about the qualifications of our director nominee and our continuing directors, who we believe are a strong group to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to guiding Acrivon to deliver on our commitment to developing precision oncology medicines to improve the lives of patients.

In addition to the election of directors, as discussed beginning on page 5, we are also asking stockholders to ratify our audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

On behalf of the Board of Directors and the Acrivon team, we would like to thank you for your continued support. We look forward to your participation at the 2023 Annual Meeting.

Sincerely,

Peter Blume-Jensen, M.D., Ph.D.

Chief Executive Officer, President and Chairman of the Board

May 1, 2023

Acrivon Therapeutics, Inc.

480 Arsenal Way, Suite 100

Watertown, Massachusetts 02472

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 22, 2023	Record Date:	April 24, 2023
Time:	12:30 p.m. ET	Meeting Website:	https://www.proxypush.com/ACRV

To the Stockholders of Acrivon Therapeutics, Inc.:

We will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Acrivon Therapeutics, Inc. on June 22, 2023 at 12:30 p.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting https://www.proxypush.com/ACRV and entering your individual control number included in the notice containing instructions on how to access the Annual Meeting materials (the “Notice”), or on your proxy card, or in the voting instructions that accompanied the proxy materials.

Items of Business:

1.
To elect as director the nominee named in the accompanying proxy statement to a term of three years; and

2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

These matters are more fully described in the proxy statement accompanying this notice. In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials, consisting of this Notice of Annual Meeting, the proxy statement, and a proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) via the Internet. On May 1, 2023, we commenced mailing to stockholders as of the record date the Notice, which contains instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and the 2022 Annual Report. This process allows us to provide our stockholders with the information they need on a timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Peter Blume-Jensen, M.D., Ph.D.

Chief Executive Officer, President and Director

May 1, 2023

i

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement regarding the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Acrivon Therapeutics, Inc. (the “Company,” “Acrivon,” “we,” “us,” or “our”). It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Overview of Proposals to be Presented at the Annual Meeting

Proposals	Board Vote Recommendation	Page
1. Elect one Class I Director nominee	FOR the nominee	5
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023	FOR	20

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Michael Tomsicek, M.B.A. as a Class I director to serve for a three-year term expiring at our 2026 Annual Meeting. Our Board of Directors (the “Board”) currently consists of five members and is divided into three classes, each of which has a three-year term.

Proposal No. 2: Ratification of Independent Auditor

We are also asking you to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2023. Although stockholder ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxydocs.com/ACRV.

Important Information about the Annual Meeting and Voting

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting https://www.proxypush.com/ACRV and using your individual control number included on your Notice, on your proxy card, or in the instructions that accompanied your proxy materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 12:15 p.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page. A replay of our Annual Meeting webcast will be available at https://www.proxydocs.com/ACRV and will remain there for one year.

We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.

Stockholders Entitled to Vote

The Board has set April 24, 2023, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 21,925,982 shares of our common stock issued, outstanding and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten calendar days before the Annual Meeting at our corporate offices at 480 Arsenal Way, Suite 100, Watertown, Massachusetts.

Quorum

The holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the meeting as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting provided on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting to ensure that your shares will be represented whether or not you are able to attend the meeting.

Voting at the Meeting

Stockholders may vote and ask questions during the virtual Annual Meeting. To participate in the Annual Meeting, you will need your individual control number provided on your proxy materials. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Holders

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive the affirmative vote of a plurality of the votes present or represented by proxy at the meeting and entitled to vote in the election of directors.

Proposal No. 2: Ratification of Independent Auditor

The affirmative vote of the majority of the votes cast on the matter, voting affirmatively or negatively (excluding abstentions and broker-non votes) is required to ratify our independent auditors.

How Your Shares Will Be Voted

You may vote “FOR” or “WITHHOLD” with respect to the director nominee (Proposal No. 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2). Withhold votes on Proposal No. 1 or abstentions on Proposal No. 2 will be counted for purposes of establishing a quorum, but will not have any impact on the voting results.

For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”).

Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals, such as the ratification of auditors (Proposal No. 2), when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters. A broker non-vote will have no impact on the voting results of the election of our director nominee (Proposal No. 1).

If you are a stockholder of record and you properly sign and return a proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for the director nominee, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to our Corporate Secretary at Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, Massachusetts 02472. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by virtually attending and voting during the Annual Meeting. Holders in street name should follow the instructions provided to you by your broker, bank, trustee, or other nominee regarding how to revoke a proxy previously submitted.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

Proposal No. 1: Election of A Class I Director

Overview

Our Board consists of five directors and is divided into three classes with staggered three-year terms:

Class I – Term expiring at the 2023 Annual Meeting of Stockholders

Michael Tomsicek, M.B.A.

Class II – Term expiring at the 2024 Annual Meeting of Stockholders

Kristina Masson, Ph.D.

Sharon Shacham, Ph.D., M.B.A.

Class III – Term expiring at the 2025 Annual Meeting of Stockholders

Peter Blume-Jensen, M.D., Ph.D.

Derek DiRocco, Ph.D.

At the Annual Meeting, one director will be elected to fill a position in Class I, to hold a three-year term expiring at our 2026 Annual Meeting. The director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal. Michael Tomsicek, M.B.A. is the Class I director nominee for election at the Annual Meeting.

The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of Mr. Tomsicek to stand for election at the Annual Meeting.

The nominee has consented to serve if elected. However, if the nominee fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The nominating and corporate governance committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The nominating and corporate governance committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:

•
possessing relevant expertise upon which to be able to offer advice and guidance to management;
•
having sufficient time to devote to the affairs of the Company;
•
demonstrating excellence in his or her field;
•
having the ability to exercise sound business judgment;
•
experience as a board member or executive officer of another publicly held company;
•
having a diverse personal background, perspective and experience; and

•
having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Board will periodically assess the skills, experience, knowledge and backgrounds of its directors in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of skills, experience, knowledge and backgrounds, including an appropriate number of women directors. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

Stockholder Nominations

The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Years’ Annual Meeting.”

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our Board members as of May 1, 2023, with categories as set forth by Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
Total Number of Directors: 5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	3	―	―
Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background

Nominee and Continuing Directors

Biographical information for Mr. Tomsicek, who has been nominated for election as a director at the Annual Meeting, and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.

Class I Director Nominee for Terms Expiring in 2026

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I DIRECTOR NOMINEE LISTED BELOW.

Michael Tomsicek, M.B.A.

Independent Director Since: October 2022 Committee Service: • Audit Committee (Chair) • Compensation Committee (Chair) • Other Public Boards: • Milestone Pharmaceuticals USA, Inc. Age: 57

Experience and Expertise

Mr. Tomsicek has served as a member of the board of directors of Milestone Pharmaceuticals USA, Inc., a Nasdaq-listed biopharmaceutical company, since April 2019. Mr. Tomsicek served as the Chief Financial Officer of CRISPR Therapeutics AG, a Nasdaq-listed gene editing company, from November 2017 through October 2021. Prior to that, Mr. Tomsicek served as Chief Financial Officer of Abiomed, Inc., a Nasdaq-listed medical device company, from July 2015 to August 2017. Before that, he was Chief Financial Officer at Cubist Pharmaceuticals, Inc., or Cubist, a Nasdaq-listed biopharmaceutical company. He was at Cubist from August 2010 to January 2015, through the company’s sale to Merck, and held a series of roles of increasing responsibility leading finance, investor relations and strategic sourcing. Prior to Cubist, Mr. Tomsicek spent nearly eight years at General Electric Healthcare, ultimately as Chief Financial Officer of the global ultrasound business. Mr. Tomsicek holds an M.B.A. and a B.S. in Engineering, both from the University of Wisconsin.

Qualifications • Extensive management and industry experience, including public company management experience.

Continuing Directors — Class II Directors with Terms Expiring in 2024

Kristina Masson, Ph.D.

Director Since: March 2018 Age: 43

Experience and Expertise

Dr. Masson is our co-founder and has served as our President, CEO and Site Head of our subsidiary Acrivon AB since March 2018. Dr. Masson has also served as our Executive Vice President, Business Operations since August 2022 and previously served as our Senior Vice President, Operations from March 2018 to August 2022. In November 2016, Dr. Masson founded OncoSignature AB, a biotechnology company, which she led until its acquisition by Acrivon AB in March 2018. Dr. Masson received an MSc and a Ph.D. from Lund University and conducted her Post-Doctoral Fellowship at the Broad Institute of MIT and Harvard. Our Board believes that Dr. Masson is qualified to serve as a director based on her knowledge of our business as a co-founder of the company and OncoSignature AB and her extensive experience in oncology research and development.

Qualifications • Knowledge of our business as a co-founder of the company and OncoSignature AB • Extensive experience in oncology research and development

Sharon Shacham, Ph.D., M.B.A.

Independent Director Since: October 2020 Committee Service: • Compensation Committee • Audit Committee • Nominating and Corporate Governance Committee Age: 52

Experience and Expertise

Dr. Shacham co-founded E44 Ventures in June 2022 and serves as Managing Director. Dr. Shacham founded Karyopharm Therapeutics Inc. in 2008, where she served as Chief Scientific Officer from October 2010 to May 2022, President from October 2013 to May 2021, President of Research and Development from December 2012 to May 2021, Head of Research and Development from October 2010 to December 2012, and President and Chief Executive Officer from October 2010 to January 2011. Dr. Shacham currently serves on Karyopharm’s Scientific Advisory Board. Dr. Shacham led the scientific and clinical work that led to the discovery, development and regulatory approval of selinexor (Xpovio). Xpovio is a first-in-class, oral exportin 1 (XPO1) inhibitor and is approved in the United States in multiple oncology indications. Prior to joining Karyopharm, Dr. Shacham served as Senior Vice President of Drug Development at Epix Pharmaceuticals, Inc., and Director, Algorithm and Software Development at Predix Pharmaceuticals Inc., which merged into Epix Pharmaceuticals in 2006, where she led the company’s efforts in GPCR modeling, computational chemistry, lead optimization and development of clinical trials. Dr. Shacham holds a B.S. in chemistry, a Ph.D. in biophysical chemistry, and an M.B.A. from Tel Aviv University.

Qualifications • Extensive experience as an executive officer in the biopharmaceutical industry.

Continuing Directors — Class III Directors with Terms Expiring in 2025

Derek DiRocco, Ph.D.

Independent

Director Since: November 2021

Committee Service:

•
Nominating and Governance Committee (Chair)
•
Compensation Committee
•
Audit Committee
•
Other Public Boards:
•
Iteos Therapeutics
•
Connect Bio
•
Werewolf Therapeutics
•
89Bio
•
Canbridge
•
Mineralys

Age: 42

Experience and Expertise

Dr. DiRocco has been a partner at RA Capital Management, LLC, an investment manager, since December 2020 and previously served as principal from December 2017 to December 2020, an analyst from June 2015 to December 2017 and an associate from July 2013 to June 2015. Dr. DiRocco has served on the board of directors of 89bio, Inc. since April 2018, iTeos Therapeutics, Inc. since March 2020, Frontier Medicines since July 2021, Connect Biopharma Holdings Limited since August 2020, and Werewolf Therapeutics, Inc. since December 2020. He previously served on the board of directors of Achilles Therapeutics plc from September 2019 to May 2022. Dr. DiRocco holds a B.A. in biology from College of the Holy Cross and a Ph.D. in pharmacology from the University of Washington, and conducted his postdoctoral research at Brigham and Women’s Hospital/Harvard Medical School.

Qualifications • Experience as an investor in biotechnology companies • Experience as a director of multiple private and public companies.

Peter Blume-Jensen, M.D., Ph.D.

Independent Director Since: March 2018 Age: 61

Experience and Expertise

Dr. Blume-Jensen is our main founder and has served as our Chief Executive Officer, acting Chief Scientific Officer and President, including as chairman of our board of directors since October 2020. Dr. Blume-Jensen previously served as Chief Scientific Officer at XTuit Pharmaceuticals, Inc., a biopharmaceutical company, from 2014 to March 2018 and before that as Chief Scientific Officer at Metamark Genetics, Inc., a biopharmaceutical company, from 2010 to 2014. Prior to that he held several leadership positions in various pharmaceutical companies, including most recently as Vice President, External Scientific Affairs and Global Therapeutic Area Advisor for Oncology at Daiichi Sankyo from 2008 to 2010. He was Department Head, Senior Director, Molecular Oncology at Merck & Co., Inc. from 2005 to 2008 and before that Department Head, Director of Molecular Oncology at EMD Serono, a biopharmaceutical division of Merck KGaA, from 2001 to 2005. He received an M.D. from Copenhagen University Medical School, Denmark, a Ph.D. from The Ludwig Institute for Cancer Research, Uppsala University, Uppsala, Sweden, and conducted his Post-Doctoral Fellowship under Tony Hunter at the Salk Institute. Our Board believes that Dr. Blume-Jensen is qualified to serve as a director based on his knowledge of our business as our main founder and chief executive officer, inventor of the founding AP3 platform and his extensive experience in oncology research and development and oncogenic kinase signaling.

Qualifications

•
Knowledge of our business as our main founder and chief executive officer
•
Inventor of the founding AP3 platform
•
Extensive experience in oncology research and development and oncogenic kinase signaling

Corporate Governance and Our Board of Directors

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2022:

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance
Peter Blume-Jensen, M.D., Ph.D.	61	2018
Kristina Masson, Ph.D.	43	2018
Derek DiRocco, Ph.D.	42	2021	✔	✔	✔	©
Sharon Shacham, Ph.D., M.B.A.	52	2020	✔	✔	✔	✔
Michael Tomsicek, M.B.A.	57	2022	✔	©	©
2022 Meetings			Board: 5	1	0	0

✔ = Member

© = Chair

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has determined that all of our directors other than Peter Blume-Jensen, M.D., Ph.D., and Kristina Masson, Ph.D., are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our Board considered the current and prior relationships that each such director has with our company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors or executive officers except that Dr. Blume-Jensen, our CEO, and Dr. Masson, one of our directors, are married.

Board Leadership Structure

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements.

Board Size

The Board currently consists of five directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Board Committees

Our Board has established an audit committee, compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a committee charter. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our audit committee consists of Mr. Tomsicek, Dr. Shacham and Dr. DiRocco, with Mr. Tomsicek serving as chair of the audit committee. Our Board has determined that each of these individuals meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board has also determined that Mr. Tomsicek qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission (“SEC”) regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In arriving at these determinations, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The functions of this committee include, among other things:

•
helping our Board oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the results of the annual audit;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing and approving related-party transactions;
•
confer with management and the independent accountants, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting and disclosure controls and procedures;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee will comply with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Mr. Tomsicek, Dr. Shacham and Dr. DiRocco, with Mr. Tomsicek serving as chair of the compensation committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of this committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•
reviewing, determining (or making recommendations to the full board of directors for approval) the compensation and other terms of employment of our executive officers;
•
reviewing, determining and making recommendations to the full board of directors the performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as evaluating and approving (or recommending to the Board for approval) the modification or termination of existing plans and programs;
•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•
reviewing and considering the results of any advisory vote on executive compensation if required by Section 14A of the Exchange Act and the rules and regulations promulgated thereunder;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors;
•
evaluating and approving, or recommending to the Board for approval, the modification or termination of existing plans and programs;
•
establishing policies with respect to equity compensation arrangements;

•
reviewing the competitiveness and adequacy of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements, which includes the ability to adopt, amend and terminate such agreements or arrangements, and to delegate authority to our CEO and any other executive officer to approve and adopt employment agreements or arrangements
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports, registration statements or proxy statements to be filed with the SEC, to the extent such caption is included in any such report, registration statement or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement, if applicable; and
•
reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. DiRocco and Dr. Shacham, with Dr. DiRocco serving as chair of the nominating and corporate governance committee. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board, consistent with the criteria approved by the Board;
•
reviewing and evaluating director performance on the board and applicable committees of the board;
•
making recommendations to the Board regarding the selection and approval of candidates to serve as nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;
•
considering and assessing the independence of members of our Board;
•
developing a set of corporate governance guidelines and principles and recommending to our Board any changes to such guidelines and principles;
•
reviewing with our CEO and making recommendations to the Board with respect to management succession planning;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee will comply with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Meeting Attendance

During 2022, each director attended 100% of the meetings of the Board and meetings of each committee of the Board on which he or she served. All of our directors are encouraged to attend our annual shareholder meetings.

Other Governance Matters

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics or the code of conduct applicable to all of our employees, executive officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of the code of conduct is available on our website at www.acrivon.com. We intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the Corporate Governance section of our website.

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks required to be disclosed during the calendar year ended December 31, 2022. No director who served on the Compensation Committee during the calendar year ended December 31, 2022 has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders and other interested parties. Stockholders and others who wish to communicate with the Board, any group of directors, or any individual director can write to: Acrivon Therapeutics, Inc. 480 Arsenal Way, Suite 100, Watertown, Massachusetts 02472, Attn: Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.

Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail, and mass mailings, resumes, and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Director Compensation

Our Board adopted a non-employee director compensation policy in October 2022 that became effective upon the pricing of our initial public offering. The non-employee director compensation policy was established after considering market practices with respect to newly public companies within the biotechnology industry. This compensation policy provides that each non-employee director will receive the compensation described below for service on our Board. Dr. Blume-Jensen, our Chief Executive Officer and President, and Dr. Masson, our Executive Vice President, Business Operations, are also members of our Board, do not receive any additional compensation for their service as a director.

Cash compensation. Under this policy, we pay each of our non-employee directors cash retainers for service on our Board and committees of our Board as follows:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for lead independent director	20,000
Additional retainer for audit committee chair	15,000
Additional retainer for audit committee non-chair member	7,500
Additional retainer for compensation committee chair	15,000
Additional retainer for compensation committee non-chair member	7,500
Additional retainer for nominating and corporate governance committee chair	10,000
Additional retainer for nominating and corporate governance committee non-chair member	5,000

We also reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with in-person attendance at and participation in meetings of our Board and committees of our Board.

Equity compensation. In addition to cash compensation, each non-employee director is eligible to receive options under our 2022 Equity Incentive Plan (the “2022 Plan”). All options granted under the policy are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date, provided that each option will vest in full upon a change in control of the company, as defined in the 2022 Plan.

Initial award. Each new non-employee director elected or appointed to our Board after the initial public offering will automatically be granted an initial, one-time stock option award having an aggregate grant date fair value of $315,000, provided that the number of shares underlying such option will not exceed 32,500 shares. The initial option grant will vest in substantially equal monthly installments over a three-year period such that the option is fully vested on the third anniversary of the grant date.

Annual awards. On the date of each annual meeting of stockholders of our company after the effective date of the policy, commencing with the 2024 annual meeting of stockholders, each non-employee director that continues to serve on our Board will automatically be granted a stock option award having an aggregate grant date fair value of $210,000, provided that the number of shares underlying such option will not exceed 20,275 shares. The grant date fair value of the annual option grant will be prorated for non-employee directors who have served on our Board for less than one year as of such annual meeting. The annual option grant will vest in substantially equal monthly installments over a one-year period such that the option is fully vested on the first anniversary of the grant date, provided that such option will in any case become fully vested on the date immediately preceding the date of our next annual stockholder meeting.

Director IPO Option Grants

On the date of the pricing of our initial public offering, each of our non-employee directors received an option to purchase a number of shares of common stock with an aggregate grant date fair value of $315,000, which had an exercise price equal to the initial public offering price, and will vest in 36 equal monthly installments such that each such option is fully vested on the third anniversary of the grant date.

2022 Director Compensation

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to, earned by or paid to our non-employee directors. Please see the “2022 Summary Compensation Table” for the compensation received by Dr. Blume-Jensen for his service as our Chief Executive Officer during 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Derek DiRocco, Ph.D	8,125	315,000	323,125
Sharon Shacham, Ph.D., M.B.A.	7,500	315,000	322,500
Michael Tomsicek, M.B.A	8,750	315,000	323,750

(1)
Represents the cash fees earned by our non-employee directors for service on our board of directors or any of its committees. We did not pay compensation to any of our non-employee directors prior to the consummation of our initial public offering.
(2)
Option awards in this column are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”). This amount does not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2022, our non-employee directors had stock options outstanding with respect to the following number of shares: Dr. DiRocco – 35,235; Dr. Shacham – 35,235; and Mr. Tomsicek –35,235.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our financial statements annually since 2022. A representative of PwC is expected to attend this year’s Annual Meeting, and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the audit committee determined that retention of PwC is in the best interests of us and our stockholders. Information regarding fees billed by PwC for our 2021 and 2022 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

Relationship with Independent Registered Public Accounting Firm

Fee Category	2022	2021
Audit Fees	$440,000	$1,235,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$956	$—
Total Fees	$440,956	$1,235,000

“Audit Fees” above are professional services associated with the audit of our financial statements and the filing of our registration statements.

“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.”

“Tax Fees” includes fees for professional services provided by PwC for tax compliance, tax advice, and tax planning.

“All Other Fees” include fees for services provided by PwC that are not included in the other fee categories reported above. For 2022, those fees consist of license fees for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

According to policies adopted by the audit committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. Preapproval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee approved one hundred percent (100%) of all services provided by PwC during the years ended December 31, 2022 and 2021. The audit committee has considered the nature and amount of the fees billed by PwC and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining PwC’s independence.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Investors & Media — Corporate Governance” section of our corporate website, www.acrivon.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2022 and has discussed with PwC, our independent registered public accounting firm for the fiscal year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required under the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC its independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The Audit Committee has engaged PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is seeking ratification of such engagement by our stockholders.

Audit Committee

Michael Tomsicek, M.B.A., Chair
Sharon Shacham, Ph.D., M.B.A.
Derek DiRocco, Ph.D.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Peter Blume-Jensen, M.D., Ph.D.	Chief Executive Officer, President and Chairman of the Board	61
Rasmus Holm-Jorgensen	Chief Financial Officer	52
Erick Gamelin, M.D., Ph.D.	Chief Medical Officer	66
Kristina Masson, Ph.D.	Executive Vice President, Business Operations, Director	43
Eric Devroe, Ph.D.	Chief Operating Officer	45

Peter Blume-Jensen, M.D., Ph.D. — For Peter Blume-Jensen’s biographical information, see “Continuing Directors — Class III Director Nominees with Terms Expiring in 2025.”

Rasmus Holm-Jorgensen has served as our Chief Financial Officer since April 2022. Previously, he served as Senior Vice President, Chief Strategy & Portfolio Officer at Kiniksa Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to April 2022. Prior to that, Mr. Holm-Jorgensen served as Group Vice President and General Manager at Synageva BioPharma Corp. from 2011 to 2015. Mr. Holm-Jorgensen received an M.S. in economics from the University of Copenhagen.

Erick Gamelin, M.D., Ph.D., has served as our Chief Medical Officer since March 2021. Previously, he served as Chief Medical Officer at Step Pharma, a biotechnology company, from November 2019 to January 2021, Vice President, Oncology at Dynavax Technologies Corporation, a biopharmaceutical company, from March 2018 to October 2019, Vice President at MacroGenics, Inc., a biopharmaceutical company, from August 2017 to March 2018, and in various leadership positions in the Oncology Vaccine department at Pfizer Inc., a pharmaceutical company, from 2015 to July 2017. Dr. Gamelin is a medical oncologist, former professor of Medical Oncology and CEO of a University Cancer Center, ICO, and a Knight of the French National Order of Merit, appointed by the French Minister of Health. He has co-authored more than 135 international scientific articles in peer-reviewed journals and has founded and led an academic research team: “Genomics and mechanisms of cancer resistance.” Dr. Gamelin received a Ph.D. in molecular pharmacology from Bordeaux University and conducted his Post-Doctoral studies in the Molecular Therapeutics Section, Medical Branch, at the National Institutes of Health.

Kristina Masson, Ph.D. — For Kristina Masson’s biographical information, see “Continuing Directors — Class II Director Nominees with Terms Expiring in 2024.”

Eric Devroe, Ph.D., has served as our Chief Operating Officer since August 2022 and previously served as our Senior Vice President, Business Operations from October 2020 to August 2022. Dr. Devroe has also served as our Corporate Secretary since January 2021. Previously, Dr. Devroe served as Founder & Chief Executive Officer of Xione Therapeutics, Inc., an oncology company, from August 2019 to September 2021, Strategic Advisor, Therapeutics Discovery at the MDACC from May 2018 to October 2019, and Founder & Chief Executive Officer of Opsonix, Inc., an infectious diseases company, from 2015 to May 2018. Dr. Devroe received a B.S. in microbiology from the University of Texas at Austin and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Overview

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. For 2022, the material elements of our executive compensation program were base salary, annual cash incentives and equity awards in the form of stock options and restricted stock units.

Our named executive officers for the fiscal year ended December 31, 2022, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•
Peter Blume-Jensen, M.D., Ph.D., our Chief Executive Officer and President and a member of our Board;
•
Eric Devroe, Ph.D., our Chief Operating Officer; and
•
Rasmus Holm-Jorgensen, our Chief Financial Officer.

2022 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the year ended December 31, 2022 and, to the extent required by SEC disclosure rules, the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Peter Blume-Jensen, M.D., Ph.D.	2022	535,942	—	18,728,000	1,951,598	469,700	—	21,685,240
Chief Executive Officer, President and Director	2021	430,000	—	—	111,771	215,000	—	756,771
Eric Devroe, Ph.D.	2022	386,779	—	417,288	1,147,830	228,000	—	2,179,897
Chief Operating Officer	2021	300,000	—	—	87,939	75,000	—	462,939
Rasmus Holm-Jorgensen(3)	2022	288,231	—	250,375	1,045,702	136,600	—	1,720,908
Chief Financial Officer							—

(1)
Restricted stock unit (“RSU”) and option awards in this column are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in our 2022 Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(2)
Amounts in this column for 2022 represent annual cash incentives paid based on the achievement of corporate and individual performance objectives established by the Board with respect to 2022 performance.
(3)
Mr. Holm-Jorgensen joined the Company in April 2022.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In March 2022, the Board approved base salaries for each of the then-serving named executive officers, effective January 1, 2022, as follows: Dr. Blume-Jensen, $520,000 and Dr. Devroe, $370,000. In connection with his hire in 2022, the Board approved Mr. Holm-Jorgensen’s base salary of $405,000. In connection with the initial public offering, the Board approved an increase in the base salary for each the named executive officers, effective as of the effectiveness of the registration statement for our initial public offering, as follows: Dr. Blume-Jensen, $610,000; Dr. Devroe, $475,000; and Mr. Holm-Jorgensen, $425,000.

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives. Each named executive officer has a target annual incentive opportunity, calculated as a percentage of annual base salary. For 2022, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 55% for Dr. Blume-Jensen, 40% for Dr. Devroe and 40% for Mr. Holm-Jorgensen. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. For 2022, our Board determined that the corporate performance goals had been achieved at a 100% level. Please see the column of the 2022 Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation” for the aggregate payouts for each named executive officer.

Equity-Based Incentive Awards

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Prior to our initial public offering, we had only used stock option grants for this purpose because we believe they were an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. In connection with our initial public offering, the Board approved equity grants in the form of stock options and restricted stock units. Restricted stock units provide an effective means to align the long-term interest of our executive officers with those of our stockholders and serve as an effective retentive element in our executive compensation program. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award stock options broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of our Board and are not made at any specific time period during a year.

In March 2022, our Board approved option grants to each of Dr. Blume-Jensen and Dr. Devroe with respect to 124,460 shares and 94,586 shares, respectively. The shares subject to the options granted to Dr. Blume-Jensen and Dr. Devroe vested quarterly on the last day of each quarter for 16 quarters following January 1, 2022, in each case subject to the executive’s continuous service through each such vesting date. Following his hire, in June 2022, the Board approved an option grant to Mr. Holm-Jorgensen with respect to 192,619 shares. The shares subject to the options granted to Mr. Holm-Jorgensen are scheduled to vest with respect to 25% of the shares subject to the option on April 20, 2023, and the remaining shares subject to the option are scheduled to vest in 12 equal quarterly installments thereafter, subject to Mr. Holm-Jorgensen’s continuous service through each such vesting date.

In October 2022, our Board approved the grant of options to Dr. Blume-Jensen, Dr. Devroe and Mr. Holm-Jorgensen, effective upon the pricing of the initial public offering, to purchase a number of shares that was equal to 0.675%, 0.375%, and 0.225%, respectively, of our total outstanding shares as of such date, on a fully diluted basis after giving effect to the initial public offering. These options had an exercise price equal to the initial public offering price. The shares underlying these options vested as to 25% on the one-year anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date. In addition, our Board approved the grant of restricted stock units to Dr. Blume-Jensen, Dr. Devroe and Mr. Holm-Jorgensen, effective upon the pricing of the initial public offering, for a number of shares equal to 0.225%, 0.125%, and 0.075%, respectively, of our total outstanding shares as of such date, on a fully diluted basis after giving effect to the initial public offering. The shares underlying these restricted stock units vested as to 25% on the one-year anniversary of the grant date, with the remainder vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date. Our Board also approved an additional grant of restricted stock units to Dr. Blume-Jensen, effective upon the pricing of the initial public offering, for a number of shares equal to 3.5% plus an additional 1.885% meant to cover estimated tax liability at the time of settlement, for a total of 5.385% of our total outstanding shares as of the pricing of the initial public offering, on a fully diluted basis after giving effect to the initial public offering. One-third of the shares underlying this restricted stock unit grant vested on the one-year anniversary of the grant date, with the remainder vesting in eight equal quarterly installments thereafter, subject to Dr. Blume-Jensen’s continued service through each applicable vesting date.

Notwithstanding the foregoing, in the event that, in connection with or during the period ending 12 months following the consummation of a change in control, we terminate the named executive officer for any reason other than for cause, any portion of the options or restricted stock units described above, as applicable, that is outstanding and unvested as of the date will immediately accelerate and vest in full as of the date of such termination (or, if later, the date of such change in control).

2022 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2022.

			Option Awards(1)					Stock Awards(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(3)
Peter Blume-Jensen, M.D., Ph.D.	1/14/2021	10/5/2020	131,377	34,570	(4)	$1.04	1/13/2031	—		—
	3/22/2022	1/1/2022	31,112	93,348	(5)	$3.88	3/22/2032	—		—
	11/14/2022	11/14/2022	—	180,269	(6)	$12.50	11/14/2032	—		—
	11/14/2022	11/14/2022	—	—		—	—	1,438,150	(7)	16,567,488
	11/14/2022	11/14/2022	—	—		—	—	60,090	(8)	692,237
Eric Devroe, Ph.D.	1/14/2021	10/5/2020	42,784	63,056	(9)	$1.04	1/13/2031	—		—
	3/22/2022	1/1/2022	23,644	70,942	(5)	$3.88	3/22/2032	—		—
	11/14/2022	11/14/2022	—	100,150	(6)	$12.50	11/14/2032	—		—
	11/14/2022	11/14/2022	—	—		—	—	33,383	(8)	384,572
Rasmus Holm-Jorgensen	6/27/2022	4/20/2022	—	192,619	(9)	$3.63	6/27/2032	—		—
	11/14/2022	11/14/2022	—	60,090	(6)	$12.50	11/14/2032	—		—
	11/14/2022	11/14/2022	—	—		—		20,030	(8)	230,746

(1)
All option awards granted prior to our initial public offering were granted under the 2019 Plan, while all option awards granted after such date were granted under the 2022 Plan. All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.
(2)
All restricted stock unit awards were granted under the 2022 Plan.
(3)
Market value determined based on our closing stock price of $11.52 as of December 30, 2022.
(4)
The shares underlying this option vest in 36 equal monthly installments until October 31, 2023, subject to the officer’s continued service through each applicable vesting date.
(5)
The shares underlying this option vest in 16 equal quarterly installments, commencing on the vesting commencement date, subject to the officer’s continued service through each applicable vesting date.
(6)
The shares underlying these options vested as to 25% on the one-year anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(7)
One-third of the shares underlying this restricted stock unit grant vested on the one-year anniversary of the grant date, with the remainder vesting in eight equal quarterly installments thereafter, subject to Dr. Blume-Jensen’s continued service through each applicable vesting date.
(8)
The shares underlying these restricted stock units vested as to 25% on the one-year anniversary of the grant date, with the remainder vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(9)
The shares underlying these stock options vested as to 25% on the one-year anniversary of the vesting commencement date, with the remainder vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

Employment Agreements with Named Executive Officers and Potential Payments and Benefits Upon Termination or Change in Control

We have entered into amended employment agreements with our named executive officers. The key terms of the amended and restated employment agreements are described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment or a change in control under the arrangements with our named executive officers, please see the section titled “Potential Payments Upon Termination of Employment or Change in Control in the Prior Employment Agreements” below.

Employment Agreements with our Named Executive Officers

Peter Blume-Jensen, M.D., Ph.D.

Dr. Blume-Jensen’s employment agreement originally included a base salary of $430,000 and an annual target bonus of 50% of his base salary. In March 2022, our Board approved an increase to Dr. Blume-Jensen’s base salary to $520,000, effective retroactively to January 1, 2022. In October 2022, our Board approved an increase to Dr. Blume-Jensen’s base salary to $610,000 and an increase of his annual target bonus to 55% of his base salary, each effective upon the effectiveness of the Registration Statement for our initial public offering. The annual bonus will be determined by the Board based on achievement of targets and milestones for our performance and Dr. Blume-Jensen’s performance for the applicable calendar year. The employment agreement provides for standard benefits, such as vacation, reimbursement of business expenses, and participation in our employee benefit plans and programs. Upon a termination without cause, we have agreed to provide Dr. Blume-Jensen a minimum of sixty days’ notice of such termination.

Eric Devroe, Ph.D.

Dr. Devroe’s employment agreement originally included a base salary of $300,000 and an annual target bonus of 25% of his base salary. In March 2022, our Board approved an increase to Dr. Devroe’s base salary to $370,000, effective retroactively to January 1, 2022. In October 2022, our Board approved an increase to Dr. Devroe’s base salary to $475,000 and an increase of his annual target bonus to 40% of his base salary, each effective upon the effectiveness of the Registration Statement for our initial public offering. The annual bonus will be determined by the Board based on our and Dr. Devroe’s performance against corporate goals for the applicable calendar year. The employment agreement provides for standard benefits, such as vacation and participation in our employee benefit plans and programs.

Rasmus Holm-Jorgensen

The Company and Mr. Holm-Jorgensen entered in an offer letter in connection with the commencement of his employment providing for an initial base salary of $405,000 and an annual target bonus of 35% of his base salary. The annual bonus will be determined by the Board based on our and Mr. Holm-Jorgensen’s performance against corporate goals for the applicable calendar year. The employment agreement provides for standard benefits, such as vacation and participation in our employee benefit plans and programs.

Potential Payments Upon Termination of Employment or Change in Control in the Prior Employment Agreements

Dr. Blume-Jensen

In the event that Dr. Blume-Jensen’s employment terminates, other than during the three months prior to, or within a twelve month period following, the consummation of a change of control, by us without “cause” or by Dr. Blume-Jensen for “good reason” (as defined in the employment agreement), and subject to Dr. Blume-Jensen’s execution of a separation agreement with a general release of claims in our favor, and standard terms relating to non-disparagement, confidentiality, cooperation and the like (the “CEO Severance Conditions”), Dr. Blume-Jensen will receive (i) cash severance in the form of continuation of his base salary for a period of twelve months; (ii) a pro-rata portion of his target bonus for the year in which termination occurs; (iii) continuation of health benefits for a period of up to twelve months; and (iv) continued vesting of all outstanding time-based equity awards that would otherwise have vested had he remained employment for an additional twelve months after the separation date.

In the event that Dr. Blume-Jensen’s employment terminates without cause or upon Dr. Blume-Jensen’s resignation for good reason within the Change of Control Period, and subject to Dr. Blume-Jensen’s satisfaction of the CEO Severance Conditions, Dr. Blume-Jensen will receive (i) cash severance in the form of a lump sum payment equal to eighteen months of his base salary; (ii) 100% of his target bonus; (iii) continuation of health benefits for a period of up to eighteen months; and (iv) full acceleration of all outstanding time-based equity awards held by Dr. Blume-Jensen.

Dr. Devroe

In the event that Dr. Devroe’s employment terminates, other than during the period ending twelve months after a change of control, by us without “cause” or by Dr. Devroe for “good reason” (as defined in the employment agreement), and subject to Dr. Devroe’s execution of a separation agreement with a general release of claims in our favor, Dr. Devroe will receive cash severance in the form of continuation of his base salary for a period of six months. In the event that Dr. Devroe’s employment terminates, within the Change of Control Period, by us without “cause” or by Dr. Devroe for “good reason” (as defined in the employment agreement), and subject to Dr. Devroe’s execution of a separation agreement with a general release of claims in our favor, Dr. Devroe will receive (i) cash severance in the form of a lump sum payment equal to six months of his base salary in effect at the time of his separation and (ii) full acceleration of all unvested shares and unexercised options held by Dr. Devroe as of the date of termination.

Rasmus Holm-Jorgensen

In the event that Mr. Holm-Jorgensen’s employment terminates, other than during the period ending twelve months after a change of control, by us without “cause” or by Mr. Holm-Jorgensen for “good reason” (as defined in his employment letter agreement), and subject to Mr. Holm-Jorgensen’s execution of a separation agreement with a general release of claims in our favor, Mr. Holm-Jorgensen will receive cash severance in the form of continuation of his base salary for a period of six months. In the event that Mr. Holm-Jorgensen’s employment terminates, within the Change of Control Period, by us without “cause” or by Mr. Holm-Jorgensen for “good reason” (as defined in the employment letter agreement), and subject to Mr. Holm-Jorgensen’s execution of a separation agreement with a general release of claims in our favor, Mr. Holm-Jorgensen will receive (i) cash severance in the form of a lump sum payment equal to six months of his base salary in effect at the time of his separation and (ii) full acceleration of all unvested shares and unexercised options held by Mr. Holm-Jorgensen as of the date of termination.

Retirement Benefits and Other Compensation

Our named executive officers are eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. In addition, we maintain a 401(k) profit sharing plan pursuant to Section 401(k) of the Code covering all eligible employees. We generally do not provide other perquisites or personal benefits except in limited circumstances.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.

Ownership Of Our Common Stock

The following table sets forth information relating to the beneficial ownership of our common stock as of April 24, 2023, by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our NEOs; and
•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 24, 2023 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 21,925,982 shares of our common stock outstanding on April 24, 2023. Shares of our common stock that a person has the right to acquire within 60 days of April 24, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with RA Capital Management(1)	4,810,508	21.9%
Chione Limited(2)	3,856,597	17.6%
Perceptive Life Sciences Master Fund, Ltd.(3)	3,007,858	13.7%
Sands Capital Life Sciences Pulse Fund II, L.P.(4)	1,652,606	7.5%
Citadel Multi-Strategy Equities Master Fund Ltd.(5)	1,634,149	7.5%
Marshall Wace North America L.P.(6)	1,223,252	5.6%

Named Executive Officers and Directors:
Peter Blume-Jensen, M.D., Ph.D.(7)	1,447,185	6.5%
Eric Devroe, Ph.D.(8)	108,378	*
Rasmus Holm-Jorgensen	48,151	*
Derek DiRocco, Ph.D.	7,830	*
Kristina Masson, Ph.D.(9)	1,447,185	6.5%
Michael Tomsicek, M.B.A.	7,830	*
Sharon Shacham, Ph.D., M.B.A.	7,830	*
All directors and executive officers as a group (8 persons)(10)	1,627,204	7.3%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on a Schedule 13D/A filed by RA Capital Management, L.P. (“RA Capital”), RA Capital Healthcare Fund, L.P. (the “Fund”), Peter Kolchinsky, and Rajeev Shah on March 30, 2023. Derek DiRocco, Ph.D., a member of our Board, is a partner at RA Capital Management, L.P. (“RA Capital”). RA Capital is the investment manager for RA Healthcare and Nexus II. The general partner of RA Capital is RA Capital Management GP, LLC (“RA Capital GP”), of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital, RA Capital GP, Peter Kolchinsky and Rajeev Shah may be deemed to have shared voting and investment power with respect to the shares held by RA Healthcare and Nexus II. The address of all entities and individuals referenced in this footnote is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)
Based solely on a Schedule 13G/A filed by Chione Limited (“Chione Limited”), Marcin Czernik, Andreas Hadjimichael, Anastasis Nikolaou and Wiaczeslaw Smolokowski on November 28, 2022. Chione Limited’s

directors, Mr. Czernik, Andreas Hadjimichael and Anastasios Nikolaou, and its sole stockholder, Wiaczeslaw Smolokowski, may be deemed to share voting and investment power and beneficial ownership of the shares held directly by Chione Limited. Chione Limited’s address is Simou Menardou 5, Kifisia Court. Office 225, 6015 Larnaca, Cyprus.
(3)
Based solely on a Schedule 13G/A filed by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”) and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) on February 14, 2023. The Master Fund directly holds 3,007,858 shares of Common Stock. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address for Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10003.
(4)
Based solely on a Schedule 13G/A filed by Sands Capital Life Sciences Pulse Fund II, L.P. (“Sands Pulse Fund II”), Sands Capital Ventures, LLC (“SCV”), the investment manager of Sands Pulse Fund II, with respect to the shares of Common Stock held by Sands Pulse Fund II and Frank M. Sands (“Sands”), with respect to the shares held by Sands Pulse Fund II on February 14, 2023. Sands Capital Life Sciences Pulse Fund II-GP, L.P. (“Sands Pulse GP L.P.”) is the general partner of Sands Pulse Fund II. Sands Capital Life Sciences Pulse Fund II-GP, LLC (“Sands Pulse II GP L.P.” and, together with Sands Pulse GP L.P., the “Sands General Partners”) is the general partner of Sands Pulse GP L.P. SCV is the investment manager of Sands Pulse Fund II and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. Sands holds ultimate voting and investment power over securities held by Sands Pulse Fund II, and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. The address of all entities and the individual referenced in this footnote is 1000 Wilson Boulevard, Suite 3000, Arlington, VA 22209.
(5)
Based solely on a Schedule 13G/A jointly filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH, CGP, Citadel Securities, CALC4 and CSGP, the “Reporting Persons”) with respect to the shares owned by Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company (“CM”), and Citadel Securities on February 14, 2023. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address of Citadel Advisors LLC is 601 Lexington Avenue, New York, NY 10022.
(6)
Based solely on Schedule 13G filed by Marshall Wace North America L.P. with respect to the shares directly held by certain funds and accounts (the “MW Funds”) for which it manages certain assets on February 14, 2023. The named investment manager of the MW Funds is Marshall Wace LLP. The address of the business office of the investment manager is 350 Park Avenue, 18th Floor, New York, NY 10022.
(7)
Consists of (a) (i) 871,857 shares of common stock and (ii) 187,553 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023 held directly by Dr. Blume-Jensen and (b) (i) 293,998 shares of common stock and (ii) 93,777 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023 held directly by Dr. Blume-Jensen’s spouse, Dr. Masson.
(8)
Consists of (a) 20,275 shares of common stock and (b) 88,103 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023.
(9)
Consists of (a) (i) 293,998 shares of common stock and (ii) 93,777 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023 held directly by Dr. Masson and (b) (i) 871,857 shares of common stock and (ii) 187,553 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023 held directly by Dr. Masson’s spouse, Dr. Blume-Jensen.
(10)
Consists of (a) 1,186,130 shares of common stock and (b) 441,074 shares of common stock issuable upon the exercise of options within 60 days of April 24, 2023.

Certain Relationships And Related Person Transactions

Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Related Person Transactions

The following is a description of transactions since the beginning of fiscal year 2021 to which we have been or are to be a participant, in which the amount exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.

Series A-1 Preferred Stock Financing

In October 2020, we entered into a Series A-1 preferred stock purchase agreement, or the Series A-1 Purchase Agreement, with certain investors, including a beneficial owner of greater than 5% of our capital stock and an affiliate of a member of our board of directors, pursuant to which we issued and sold to such investors an aggregate of 1,315,789 shares of our Series A-1 preferred stock, par value $0.001 per share, or Series A-1 Preferred Stock, at a purchase price of $2.28 per share for aggregate gross proceeds of $3.0 million and issued 3,106,561 shares of our Series A-1 Preferred Stock upon conversion of outstanding convertible promissory notes, including the Convertible Notes, to the holders thereof.

Under the Series A-1 Purchase Agreement, Chione Limited was required to purchase up to $12,000,000 of additional shares of our Series A-1 Preferred Stock upon our achievement of certain milestones, provided that a third-party investor mutually acceptable to us and Chione could purchase all or any portion of such additional shares and the aggregate amount and price per share of such additional shares could be increased upon the mutual agreement of the purchasers of such shares and us.

In January 2021, upon the achievement of certain milestones, we issued and sold to such investors an aggregate of 5,482,456 shares of our Series A-1 Preferred Stock at a purchase price of $2.28 per share for aggregate gross proceeds of $12.5 million.

The table below sets forth the aggregate number of shares of Series A-1 Preferred Stock issued to our related parties in this financing:

Name	Series A-1 Preferred Stock (#)	Aggregate Purchase Price ($)
Chione Limited(1)	8,497,692	18,005,506
New Enterprise Associates 16, LP(2)	1,187,816	2,166,575

(1)
Marcin Czernik, a former member of our board of directors, is a director of Chione Limited. Chione Limited holds more than 5% of our capital stock.
(2)
New Enterprise Associates 16, LP was a beneficial owner of more than 5% of our capital stock.

Series B Preferred Stock Financing

In November 2021, we entered into a Series B preferred stock purchase agreement, or the Series B Purchase Agreement, with certain investors, including beneficial owners of greater than 5% of our capital stock and affiliates of certain members of our board of directors, pursuant to which we issued and sold to such investors an aggregate of 17,521,047 shares of our Series B preferred stock, par value $0.001 per share, or Series B Preferred Stock, at a purchase price of $5.70742 per share for aggregate gross proceeds of $100.0 million.

The table below sets forth the aggregate number of shares of Series B preferred stock issued to our related parties in this financing:

Name	Series B Preferred Stock (#)	Aggregate Purchase Price ($)
Chione Limited(1)	26,281	149,997
Citadel Multi-Strategy Equities Master Fund Ltd.	2,190,131	12,499,997
Perceptive Life Sciences Master Fund, Ltd.	2,978,578	16,999,996
Entities affiliated with RA Capital Management(2)	3,504,210	19,999,998
Sands Capital Life Sciences Pulse Fund II, L.P.	2,102,526	11,999,999
Wellington Biomedical Innovation Master Investors (Cayman) I L.P.	2,190,131	12,499,997

(1)
Marcin Czernik, a former member of our board of directors, is a director of Chione Limited, which holds more than 5% of our capital stock.
(2)
Derek DiRocco, Ph.D., a member of our board of directors, is a partner at RA Capital Management, which holds more than 5% of our capital stock.

Upon the closing of our initial public offering on November 17, 2022, all outstanding shares of preferred stock converted into 11,140,262 shares of common stock.

Private Placement

In November 2022, we completed a private placement which closed concurrently with our initial public offering, in which we issued and sold 400,000 shares of our common stock at $12.50 per share to Chione Limited. We received aggregate net proceeds of $4.7 million after deducing the placement agent fee.

Additional Information

Availability of Certain Information

A copy of the 2022 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. We filed the 2022 Annual Report with the SEC on March 28, 2023. We will mail without charge, upon written request, a copy of the 2022 Annual Report, excluding exhibits. Please send a written request to Investor Relations, Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, MA 02472.

Householding

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”). For a proposal to be considered for inclusion in the 2024 Proxy Statement, the stockholder must satisfy the requirements set forth in Rule 14a-8 and must be submitted in writing to our Corporate Secretary at Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, MA 02472. Such proposal must be received by January 2, 2024.

For stockholders who wish to present a proposal or nomination before our 2024 Annual Meeting of Stockholders, but do not intend to have their proposal included in the 2024 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2024 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between February 23, 2024 and March 24, 2024. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. In addition to satisfying the requirements of our bylaws, to comply with the universal proxy rules once effective, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2024.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Acrivon Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 24, 2023 TIME: Thursday, June 22, 2023 12:30 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACRV for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Rasmus Holm-Jorgensen and Mary-Alice Miller (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Acrivon Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ACRV • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-316-1838 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Acrivon Therapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF THE DIRECTOR NOMINEE AND FOR PROPOSAL 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class I Director FOR WITHHOLD 1.01 Michael Tomsicek, M.B.A. #P2# #P2# FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. #P3# #P3# #P3# FOR 3. The transaction of such other business as may properly come before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ACRV Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X